                                                                    EXHIBIT 10.4

                    FORM OF ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT made effective the ____ day of December 2006;

BY AND BETWEEN:

      TEEKAY OFFSHORE OPERATING PARTNERS L.P., a limited partnership duly organized and existing under the laws of the Marshall Islands with its registered office at Bayside House, Bayside Executive Park, West Bay Street & Blake Road, P.O. Box AP-59213, Nassau, The Bahamas.

      ("TKLP")

AND:

      TEEKAY SHIPPING LIMITED, a Bahamas company with its registered office at Bayside House, Bayside Executive Park, West Bay Street & Blake Road, P.O. Box AP-59212, Nassau, The Bahamas

      ("TK Bahamas")

WHEREAS:

      A. TKLP, a limited partnership whose units are listed and will trade on the New York Stock Exchange, requires certain non-strategic administrative and clerical services; and

      B. TKLP wishes to engage TK Bahamas to provide such non-strategic administrative and clerical services to TKLP on the terms set out herein;

NOW THEREFORE, the parties agree that, in consideration of the fees set forth in Schedule "B" to this Agreement (the "Fees") and subject to the Terms and Conditions attached hereto, TK Bahamas shall provide the non-strategic administrative and clerical services set forth in Schedule "A" to this Agreement (the "Services").

IN WITNESS WHEREOF the Parties have executed this Agreement by their duly authorized signatories with effect on the date first above written.

TEEKAY OFFSHORE OPERATING                       TEEKAY SHIPPING LIMITED
PARTNERS L.P. BY ITS GENERAL PARTNER
TEEKAY OFFSHORE OPERATING GP L.L.C.


By: __________________________                  By: __________________________
Name:                                           Name:
Title:                                          Title:

                              TERMS AND CONDITIONS

1.    DEFINITIONS

In this Agreement: the term:

"Change of Control" means with respect to any entity, an event in which securities of any class entitling the holders thereof to elect a majority of the members of the board of directors or other similar governing body of the entity are acquired, directly or indirectly, by a person who did not immediately before such acquisition own securities of the entity entitling such person to elect such majority (and for the purpose of this definition, any such securities held by another person who is related to such person shall be deemed to be owned by such person);

"Limited Partnership Agreement" means the amended and restated agreement of limited partnership of TKLP dated as of [DATE], as from time to time amended;

"TKGP" means Teekay GP L.L.C., a Marshall Islands limited liability company that is the general partner of TKLP;

"TKLP Group" means TKLP, TKGP and subsidiaries of TKLP; and

"Unitholders" means holders of limited partnership units in TKLP.

2.    GENERAL

TK Bahamas shall provide all or such portion of the Services, in a commercially reasonable manner, as TKLP, may from time to time reasonably request or direct, all under the supervision of TKLP, as represented by TKGP in its capacity as the general partner of TKLP.

3.    COVENANTS

During the term of this Agreement TK Bahamas shall:

(a) diligently provide or subcontract for the provision of (in accordance with Section 18 hereof) the Services to TKLP (unless the provision of such Services would materially interfere with Teekay Shipping Corporation's operations) as an independent contractor, and be responsible to TKLP for the due and proper performance of same;

(b) retain at all times a qualified staff so as to maintain a level of expertise sufficient to provide the Services; and

(c) keep full and proper books, records and accounts showing clearly all transactions relating to its provision of Services in accordance with established general commercial practices and in accordance with United States generally accepted accounting principles, and allow TKLP and its representatives to audit and examine such books, records and accounts at any time during customary business hours.

4.    NON-EXCLUSIVITY

TK Bahamas and its employees may provide services of a nature similar to the Services to any other person. There is no obligation for TK Bahamas to provide the Services to TKLP on an exclusive basis.

5.    CONFIDENTIAL INFORMATION

TK Bahamas shall be obligated to keep confidential, both during and after the term of this Agreement, all information it has acquired or developed in the course of providing Services under this Agreement. TKLP shall be entitled to any equitable remedy available at law or equity, including specific performance, against a breach by TK Bahamas of this obligation. TK Bahamas shall not resist such application for relief on the basis that TKLP has an adequate remedy at law, and TK Bahamas shall waive any requirement for the securing or posting of any bond in connection with such remedy.

6.    SERVICE FEE

In consideration for TK Bahamas providing the Services, TKLP shall pay TK Bahamas the Fees as determined and by installments as set out in Schedule "B" to this Agreement.

7.    GENERAL RELATIONSHIP BETWEEN THE PARTIES

The relationship between the parties is that of independent contractor. The parties to this Agreement do not intend, and nothing herein shall be interpreted so as, to create a partnership, joint venture, employee or agency relationship between TK Bahamas and any one or more of TKLP, TKGP in its capacity as general partner on behalf of TKLP or any member of the TKLP Group.

8.    INDEMNITY

TKLP shall indemnify and hold harmless TK Bahamas and its employees and agents against all actions, proceedings, claims, demands or liabilities which may be brought against them due to this Agreement including, without limitation, all actions, proceedings, claims, demands or liabilities brought under the environmental laws of any jurisdiction, and against and in respect of all costs and expenses (including legal costs and expenses on a full indemnity basis) they may suffer or incur due to defending or settling same, provided however that such indemnity shall exclude any or all losses, actions, proceedings, claims, demands, costs, damages, expenses and liabilities whatsoever which may be caused by or due to the gross negligence or willful misconduct of TK Bahamas or its employees or agents.

9.    TERM AND TERMINATION

This Agreement shall commence as of the date first above written and shall continue for successive one year terms unless terminated by either party hereto on not less than sixty (60) days notice. A party may at any time terminate this Agreement forthwith if:

(a) in the case of TKLP, there is a Change of Control of TK Bahamas and in the case of TK Bahamas, if there is a Change of Control of TKGP ;

(b)   the other party breaches this Agreement;

(c) a receiver is appointed for all or substantially all of the property of the other party;

(d)   an order is made to wind-up the other party;

(e) a final judgment, order or decree which materially and adversely affects the ability of the other party to perform this Agreement shall have been obtained or entered against that party and such judgment, order or decree shall not have been vacated, discharged or stayed; or

(f) the other party makes a general assignment for the benefit of its creditors, files a petition in bankruptcy or for liquidation, is adjudged insolvent or bankrupt, commences any proceeding for a reorganization or arrangement of debts, dissolution or liquidation under any law or statute or of any jurisdiction applicable thereto or if any such proceeding shall be commenced.

10.   FEES UPON TERMINATION

Upon termination of this Agreement, the Fee shall be adjusted as at the effective date of termination. Any overpayment shall forthwith be refunded to TKLP and any underpayment shall forthwith be paid to TK Bahamas.

11.   SURRENDER OF BOOKS AND RECORDS

Upon termination of this Agreement, TK Bahamas shall forthwith surrender to TKLP any and all books, records, documents and other property in the possession or control of TK Bahamas relating to this Agreement and to the business, finance, technology, trademarks or affairs of TKLP and any member of the TKLP Group and, except as required by law, shall not retain any copies of same.

12.   FORCE MAJEURE

Neither party shall be liable for any failure to perform this Agreement due to any cause beyond its reasonable control.

13.   ENTIRE AGREEMENT

This Agreement forms the entire agreement between the parties with respect to the subject matter hereof and supersedes and replaces all previous agreements, written or oral, with respect to the subject matter hereof.

14.   SEVERABILITY

If any provision herein is held to be void or unenforceable, the validity and enforceability of the remaining provisions herein shall remain unaffected and enforceable.

15.   CURRENCY

Unless stated otherwise, all currency references herein are to United States Dollars.

16.   LAW AND ARBITRATION

This Agreement shall be governed by the laws of The Bahamas. Any dispute under this Agreement shall be put to arbitration in The Bahamas, a jurisdiction to which the parties hereby irrevocably submit.

17.   NOTICE

Notice under this Agreement shall be given (via hand delivery or facsimile) as follows:

     If to TKLP:
     Bayside House
     Bayside Executive Park
     West Bay Street & Blake Road
     P.O. Box AP-59212
     Nassau
     The Bahamas
     Attn: Teekay Offshore GP L.L.C., as represented by its Director

     Fax: +1 242 502 8840

     If to TK Bahamas:
     Bayside House
     Bayside Executive Park
     West Bay Street & Blake Road
     P.O. Box AP-59212
     Nassau
     The Bahamas
     Attn: Director
     Fax: +1 242 502 8840

18.   SUBCONTRACTING AND ASSIGNMENT

TK Bahamas shall not assign, sub-contract or sub-license or assign this Agreement to any party that is not a subsidiary or affiliate of Teekay Shipping Corporation except upon written consent of TKLP.

19.   WAIVER

The failure of either party to enforce any term of this Agreement shall not act as a waiver. Any waiver must be specifically stated as such in writing.

20.   AFFILIATES

This Agreement shall be binding upon and inure to the benefit of the affiliates of TKLP and/or TK Bahamas.

21.   COUNTERPARTS

This Agreement may be executed in one or more signed counterparts, facsimile or otherwise, which shall together form one instrument.

                                   SCHEDULE A

                                    SERVICES

TK Bahamas shall provide such of the following non-strategic administrative and clerical services (the "Services") to TKLP, as TKGP may from time to time request and direct TK Bahamas to provide pursuant to Section 2:

      (a) Keep and maintain at all times books, records and accounts which shall contain particulars of receipts and disbursements relating to the assets and liabilities of TKLP and such books, records and accounts shall be kept pursuant to normal commercial practices that will permit TKLP to prepare or cause to be prepared financial statements in accordance with US generally accepted accounting principles and in each case shall also be in accordance with those required to be kept by TKLP under applicable securities legislation in the US and as TKLP is required under the US Internal Revenue Code of 1986 and the regulations applicable with respect thereto, all as amended from time to time;

      (b) Prepare all such returns, filings and documents, for review and approval by TKLP as may be required under the Limited Partnership Agreement together with such other returns, filings, documents and instruments as may from time to time be requested or instructed by TKLP;

      (c) Provide, or arrange for the provision of, advisory services to TKLP with respect to TKLP's obligations under applicable securities legislation in the US and assist TKLP in arranging for compliance with continuous disclosure obligations under applicable securities legislation including the preparation for review, approval and filing by TKLP of reports and other documents with all applicable regulatory authorities, providing that nothing herein shall permit or authorize TK Bahamas to act for or on behalf of TKLP in its relationship with regulatory authorities except to the extent that specific authorization may from time to time be given by TKLP;

      (d) Provide advisory and clerical services to assist and support TKLP in its communications with its Unitholders, as TKLP may from time to time request or direct, provided that nothing herein shall permit or authorize TK Bahamas to determine the content of any such communications by TKLP to its Unitholders;

      (e) At the request and under the direction of TKLP, handle all administrative and clerical matters in respect of (i) the call and arrangement of all annual and/or special meetings of the Unitholders pursuant to the Limited Partnership Agreement, (ii) the preparation of all materials (including notices of meetings and information circulars) in respect thereof and (iii) the submission of all such materials to TKLP in sufficient time prior to the dates upon which they must be mailed, filed or otherwise relied upon so that TKLP has full opportunity to review them, approve them, execute them and return them to TK Bahamas for filing or mailing or other disposition as TKLP may require or direct;

      (f) Provide or secure sufficient and necessary office space, equipment and personnel including all accounting, clerical, secretarial, corporate and administrative services as may be reasonably necessary for the performance of the Services;

      (f) Arrange for the provision of such audit, accounting, engineering, legal, insurance and other professional services as are reasonably required by TKLP from time to time in connection with the discharge of its responsibilities under the Limited Partnership Agreement, to the extent such advice and analysis can be reasonably provided or arranged by TK Bahamas, provided that nothing herein shall permit TK Bahamas to select the auditor of TKLP, which shall be selected in accordance with the provisions for the appointment of the auditor pursuant to the Limited Partnership Agreement or as otherwise be required by law governing TKLP, or to communicate with the auditor other than in the ordinary course of making such books and records available for review as the auditors may require and to respond to queries from the auditors with respect to the accounts and statements prepared by, or arranged by, TK Bahamas, and in particular TK Bahamas will not have any of the authorities, rights or responsibilities of the audit committee of TKGP, but shall provide information to such committee as may from time to time be required or requested; and provided further that nothing herein shall entitled TK Bahamas to retain legal counsel for TKLP unless such selection is specifically approved by TKGP;

      (g) Provide such assistance and support as TKLP may from time to time request in connection with any new or existing financing for TKLP, such assistance and support to be provided in accordance with the direction, and under the supervision of TKLP, as represented by TKGP in its capacity as the general partner of TKLP;

      (h) Provide such administrative and clerical services as may be required by TKLP to support and assist TKLP in considering any future acquisitions or divestments of assets of TKLP, all under the direction and under the supervision of TKLP, as represented by TKGP in its capacity as the general partner of TKLP ;

      (i) Provide such support and assistance to TKLP as TKLP may from time to time request in connection with any future offerings of Units that TKLP may at any time determine is desirable for TKLP, all under the direction and supervision of TKLP, as represented by TKGP, in its capacity as the general partner of TKLP;

      (j) Provide, at the request and under the direction of TKLP, such communications to the transfer agent for TKLP as may be necessary or desirable;

      (k) Prepare and provide regular cash reports and other accounting information for review by TKLP, so as to permit and enable TKLP to make all determinations of financial matters required to be made pursuant to the Limited Partnership Agreement, including the determination of amounts available for distribution by TKLP to its Unitholders, and to assist TKLP in making arrangements with the transfer agent for TKLP for the payment of distributions to the Unitholders in accordance with the Limited Partnership Agreement;

      (l) Provide such assistance to TKLP as TKLP may request or direct with respect to the performance of the obligations to the Unitholders under the Limited Partnership Agreement and to provide monitoring of various obligations and rights under agreements entered into by TKLP and provide advance reports on a timely basis to TKLP advising of steps, procedures and compliance issues under such agreements, so as to enable TKLP, through its general partner to make all such decisions as would be necessary or desirable thereunder; and

      (m) Provide such additional administrative and clerical services pertaining to TKLP, the assets and liabilities of TKLP and the Unitholders and matters incidental thereto as may be reasonably requested by TKLP from time to time.

      TK Bahamas shall provide quarterly reports to TKLP outlining the nature and details of the foregoing services that have been provided.

                                   SCHEDULE B

                                      FEES

In consideration for the provision of services by TK Bahamas to TKLP, TKLP shall pay TK Bahamas an annual Fee for each calendar year during the term of this Agreement divided into twelve (12) equal monthly installments payable in advance and which is equal to the annual aggregate amount of such costs and expenses (the "Costs and Expenses") as TK Bahamas may reasonably incur in connection with the provision of the Services plus a reasonable profit mark-up to be agreed upon and reviewed annually by the parties and which shall be consistent with the Organization for Economic Development's guidelines for transfer pricing levels as well as local rules and regulations.

In respect of each calendar year during the term of this Agreement, TK Bahamas shall prepare an estimate of the Costs and Expenses it reasonably expects to incur during such year and shall submit such estimate to TKLP within ten (10) Bahamian banking days of the last day of the immediately preceding year.

The calculation of TK Bahamas' aforesaid estimated Costs and Expenses may be adjusted from time to time by agreement between the parties, and the Fee payable by TKLP shall be re-calculated accordingly.

Within sixty (60) Bahamian banking days (or such longer period as the parties shall agree) after the end of each year, TK Bahamas shall submit to TKLP an accounting of the Costs and Expenses it has incurred in that year (the "actual Costs and Expenses").

Ten (10) Bahamian banking days (or such longer period as the parties shall agree) after the date on which TK Bahamas delivers such accounting of its actual Costs and Expenses:

            (a) where the aggregate of all Fees paid in the relevant year is less than the agreed mark-up of the actual Costs and Expenses, TKLP shall pay an Adjustment to TK Bahamas; and

            (b) where the aggregate of all Fees paid in the relevant year is greater than the agreed mark-up of the actual Costs and Expenses, TK Bahamas shall pay an Adjustment to TKLP.

Where the aggregate of all Fees paid in a year is equal to the agreed mark-up of the actual Costs and Expenses, no Adjustment is payable.

For the purposes hereof "ADJUSTMENT" means a payment (made in accordance with the foregoing) in the amount of the difference between the aggregate of all Fees paid in a year and the agreed mark-up of the actual Costs and Expenses incurred in that year.